UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2024

SKYLINE BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2024, Skyline Bankshares, Inc. (the “Company”) completed the previously-announced merger with Johnson County Bank (“JCB”) pursuant to an Amended and Restated Agreement and Plan of Merger, dated June 28, 2024, by and among the Company, its wholly-owned subsidiaries Skyline National Bank (the “Bank”) and SNB Interim Bank, National Association (“Merger Sub”) and JCB (the “Merger Agreement”). At closing, Merger Sub merged with and into JCB, with JCB surviving as a wholly-owned subsidiary of the Company, and thereafter JCB merged with and into the Bank, with the Bank as the surviving bank. As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of JCB common stock was converted into the right to receive $312.50 in cash.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, and effective as of the closing of the Merger, the Board of Directors of the Company appointed Chris D. Reece to the Board of Directors of the Company. Mr. Reece previously served as Chief Executive Officer and a director of JCB.

The Board of Directors anticipates naming Mr. Reece to serve on one or more committees of the Board, but at the time of this Form 8-K, the Board has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Also pursuant to the Merger Agreement, Mr. Reece entered into a consulting agreement pursuant to which he will provide general advisory services to the Bank, including without limitation advice and assistance with the transition and integration of JCB into the Bank, for a period of one year following closing. In exchange for his services, Mr. Reece will receive $16.7 thousand per month for the first six months and $8.3 thousand thereafter. In addition, the consulting agreement obligates Mr. Reece to adhere to certain non-solicitation and non-competition obligations for a period of one year following the end of the term of the agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 1, 2024, the Board of Directors of the Company adopted amendments to the Company’s bylaws. In connection with the appointment of the newly-appointed director to the Board of Directors as described in Item 5.02, Section 2.2 of the Bylaws was amended to expand the size of the Board of Directors to 14 directors. A copy of the Company’s amended and restated Bylaws is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On September 3, 2024, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated June 28, 2024, by and among Skyline Bankshares, Inc., Skyline National Bank, SNB Interim Bank, National Association and Johnson County Bank (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024)

3.1	Amended and Restated Bylaws of Skyline Bankshares, Inc.

99.1	Press Release, dated September 3, 2024

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE BANKSHARES, INC.
(Registrant)

Date: September 4, 2024	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer